Exhibit II

Xstrata Capital Holdings Pty Limited (ACN 111 756 337)

New Date for giving Notice of Status of Conditions

TO: WMC Resources Ltd (ABN 76 004 184 598) (“WMC”)

AND TO: Australian Stock Exchange Limited

This notice is given by Xstrata Capital Holdings Pty Limited (“Xstrata Capital”) under section 630(2) of the Corporations Act 2001 (Cth) (“Corporations Act”) in relation to the offer dated 21 December 2004 (“Offer”) under Xstrata Capital’s takeover bid for all of the shares in WMC as set out in the Bidder’s Statement dated 16 December 2004 (“Bidder’s Statement”).

The date for giving notice as to the status of the conditions set out in Appendix 2 of the Bidder’s Statement pursuant to section 630(3) of the Corporations Act has been postponed by operation of section 630(2) of the Corporations Act. The new date for giving a notice on the status of those conditions is 16 March 2005.

As at the date of this notice:

(a)	Xstrata Capital has freed the Offer from the following conditions set out in Appendix 2 of the Bidder’s Statement.

(i)
the condition in paragraph (b) of Appendix 2 (relating to the consent of the Treasurer of the Commonwealth of Australia under the Foreign Acquisitions and Takeovers Act 1975 (Cwlth) to the proposed acquisition by Xstrata Capital of WMC);

(ii)	the condition in subparagraph (c) of Appendix 2 of the Bidder’s Statement (relating to actions by the Australian Competition and Consumer Commission under the Trade Practices Act (1975(Cwlth)); and
(iii)	the condition in subparagraph (e)(iii) in Appendix 2 of the Bidder’s Statement (relating to orders and injunctions in the United States prohibiting the proposed acquisition); and

(b)	so far as Xstrata Capital knows, none of the conditions set out in Appendix 2 of the Bidder’s Statement has been fulfilled other than:

(i)
the condition in paragraph (d) of Appendix 2 relating to the decision by the European Commission to grant clearance under the EU Merger Regulation to the proposed acquisition by Xstrata Capital of WMC;

(ii)
the conditions in paragraphs (e)(i) and (e)(ii) of Appendix 2 relating to there being no required waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act that are applicable to the Offer; and

(iii)	the condition in paragraph (h) of Appendix 2 relating to the approval of the Offer by the requisite majority of Xstrata plc shareholders at a general meeting of Xstrata plc held on 13 January 2005;

Dated: 18 February 2005

SIGNED on behalf of Xstrata Capital Holdings Pty Limited
/s/ Jason Watts
Attorney for
Benny Levene, Director